Exhibit 10.1

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 24b-2

AMENDMENT NO. 1 TO PURCHASE AGREEMENT DCT-014/2004

This Amendment No. 1 to Purchase Agreement DCT-014/2004, dated as of April 28, 2004 (“Amendment No. 1”) relates to the Purchase Agreement DCT-014/2004 (the “Purchase Agreement”) between Embraer – Empresa Brasileira de Aeronáutica S.A. (“Embraer”) and Republic Airline, Inc. (“Buyer”) dated March 19, 2004 as amended from time to time (collectively referred to herein as “Agreement”).  This Amendment No. 1 is between Embraer and Buyer, collectively referred to herein as the “Parties”.

This Amendment No. 1 sets forth additional agreements between Embraer and Buyer relative to changes in the delivery schedule and configuration of the Firm Aircraft.

Except as otherwise provided for herein all terms of the Purchase Agreement shall remain in full force and effect.  All capitalized terms used in this Amendment No. 1, which are not defined herein shall have the meaning given in the Purchase Agreement.  In the event of any conflict between this Amendment No. 1 and the Purchase Agreement the terms, conditions and provisions of this Amendment No. 1 shall control.

WHEREAS, in connection with the Parties’ agreements with respect to the aircraft configuration, price and delivery schedule changes, the Parties have now agreed to amend the Purchase Agreement as provided for below:

NOW, THEREFORE, for good and valuable consideration which is hereby acknowledged Embraer and Buyer hereby agree as follows:

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES ACT OF 1933.  THE OMITTED MATERIALS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.     Delivery Schedule:  The table containing the delivery schedule for the Firm Aircraft designated as Firm Aircraft 1 through 13 in Article 5.1 of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

FIRM A/C	DELIVERY MONTH	FIRM A/C	DELIVERY MONTH	FIRM A/C	DELIVERY MONTH	FIRM A/C	DELIVERY MONTH
1	Jun 2004	5	[*]	8	[*]	11	[*]
2	[*]	6	[*]	9	[*]	12	[*]
3	[*]	7	[*]	10	[*]	13	Feb 2005
4	[*]

2.              Configuration change to be applied to the Firm Aircraft #2 and all subsequent aircraft:

A.            Handicapped lavatory with soft partition

Aircraft # 2 and all subsequent aircraft shall be configured with the handicapped lavatory with soft partition.  As a result of this modification, each Aircraft Basic Price shall be increased by [*] economic conditions, and the weight increase, once defined, shall be adjusted in any related [*] provided in the Purchase Agreement.

Since the handicap lavatory with soft partition option has been selected as part of the standard Republic Airline – [*] build specification, the Parties agree that the work scope of the retro-fit for the first Republic Airline aircraft (SN 17000007) will be [*] the installation of the handicap lavatory with soft partition option.”

3.     Price:

Article 3.1 shall be deleted and replaced with the following:

Buyer agrees to pay Embraer, subject to the terms and conditions of this Agreement, in United States dollars, the following per unit Basic Prices:

Aircraft	Aircraft Basic Price	Economic Condition
EMBRAER 170 Aircraft # 1 and on	[*]	[*]

4.              Miscellaneous:  All other provisions of the Agreement which have not been specifically amended or modified by this Amendment No. 1 shall remain valid in full force and effect without any change.

* Confidential

IN WITNESS WHEREOF, EMBRAER and BUYER, by their duly authorized officers, have entered into and executed this Amendment No. 1 to Purchase Agreement to be effective as of the date first written above.

EMBRAER – Empresa Brasileira de Aeronáutica S.A.		Republic Airline, Inc.

By	/s/ Frederico Fleury Curado	By	/s/ Bryan K. Bedford
	Name: Frederico Fleury Curado		Name: Bryan K. Bedford
	Title: Executive Vice President Civil Aircraft		Title: CEO Republic Airline Inc.

By	/s/ Flavio Rimoli	Date: April 30, 2004
Name: Flavio Rimoli
	Title: Sr. Vice President Airline Market	Place: Indianapolis, IN

Date: May 3rd, 2004

Place: Sao Jose dos Campos, SP

Witness:	/s/ Juliette O. Zambelli	Witness:	/s/ Thomas M. Hanley

Name:	Juliette O. Zambelli	Name:	Thomas M. Hanley